Exhibit 99.10

Winner of TOPS Award Highest-Rated Proxy Solicitation Firm
PROXY SOLICITATION	• BANKRUPTCY SERVICES	• SECURITY HOLDER IDENTIFICATION	• CORPORATE GOVERNANCE

January 24, 2008

Centerline Holding Company
625 Madison Avenue
New York, NY   10022
Attn:  Ms. Brenda Abuaf
                            Executive Vice President

Dear Brenda:

This will serve as the agreement between The Altman Group, Inc. (“The Altman Group”) and Centerline Holding Company (the “Client”), pursuant to which The Altman Group will serve the Client as Information Agent for its Rights Offering (the “Offer”).

As Information Agent, The Altman Group will handle the following:

1.	Provide strategic counsel to the Client and its advisors on the execution of the steps to best ensure the success of the Offer.
2.	Develop a timeline, detailing the logistics and suggested communications methods.
3.	Coordinate the ordering and receipt of the Depository Trust Company participant list(s) and non-objecting beneficial owner (NOBO) list(s).
4.	Typeset and place any summary advertisement in publication selected by the Client.
5.	Contact the reorganization departments at all banks and brokerage firms to determine the number of holders and quantity of materials needed.
6.	Coordinate the printing of sufficient documents for the eligible universe of holders (if requested to do so).
7.	Complete the mailing of needed Offer material to any registered holders.
8.	Distribute the Offer material to banks and brokers, and follow up to ensure the correct processing of such by each firm.
9.
Distribute the documents directly to the decision maker at each major institutional holder, if any, to avoid the delay associated with the material being filtered through the holders’ custodian bank or brokerage firm.

10.	Establish a dedicated toll-free number to answer questions, provide assistance and fulfill requests for Offer materials.
11.	If requested, conduct an outbound phone campaign to targeted universe of holders to confirm receipt and understanding of the Offer materials.
12.	Maintain contact with the bank and broker reorganization departments for ongoing monitoring of the response to the Offer.
13.	Provide feedback to the Client and its advisors as to the response to the Offer.
14.	Establish ongoing coordination with the depositary to verify expected tenders.

The Altman Group, Inc.	• 1200 Wall Street West, 3rd Fl., Lyndhurst, NJ 07071	• Tel: 201.806.7300	• Fax: 201.460.0050	• www.altmangroup.com

Fees

1)	The Altman Group agrees to complete the work described above for a fee of $8,000, plus $2,500 for any extensions of more than five business days.

2)
In addition, reasonable out-of-pocket expenses shall be reimbursed by the Client, and will include such charges as search notification, postage, mailing services, messengers, warehouse charges and overnight couriers, other expenses incurred by The Altman Group in obtaining or converting depository participant, transmissions from Broadridge, shareholder and/or Non-Objecting Beneficial Owners (NOBO’s) listings; and reasonable and customary charges for supplies, in-house photocopying, and facsimile usage, and other similar activities.

3)
If requested a toll free number will be provided for any holder needing assistance in filling out the letter of transmittal.  The set-up fee is $600 and then $4.50 per incoming call.  An additional $110.00 per hour will be invoiced for additional data processing time and a charge of $0.07 per minute to cover telecommunications line charges incurred during the telephone solicitation campaign.

4)
If applicable, outgoing calls or received calls for record or beneficial owners, including Non-Objecting Beneficial Owners (NOBO’s), will be charged at a fee of $5.00 per successful contact.  A charge of $0.15 per call will be charged for each unsuccessful attempt to contact a shareholder. In addition, directory assistance will be charged at a rate of $0.60 per each look-up and a charge of $0.07 per minute will be invoiced to cover telecommunications line charges incurred during the telephone solicitation campaign.

5)
An invoice for the agreed base fee of $8,000 is attached and The Altman Group requires that the signed contract and this retainer be received by our office prior to the distribution of material.  Out-of-pocket expenses, fees for completed phone calls, set-up and other fees relating to the toll free number, and charges for telephone look-ups will be invoiced to the Client after the completion of the project.

6)
Banks, brokers and proxy intermediaries will be directed to send their invoices directly to the Client for payment.  The Altman Group will, if requested, assist in reviewing and approving any or all of these invoices.

7)
Copies of supplier invoices and other back-up material in support of The Altman Group’s out-of-pocket expenses will be available for review at the offices of The Altman Group upon reasonable notice and during normal business hours.  Upon the Client’s written request, The Altman Group will provide copies to the Client.

8)
The Altman Group reserves the right to receive advance payment for any individual out-of-pocket charge anticipated to exceed $500 before incurring such expense.  We will advise you by e-mail or fax of any such request for an out-of-pocket advance.

Confidentiality

The Altman Group acknowledges its responsibility, both during and after the term of this agreement, to preserve the confidentiality of any proprietary or confidential information or data developed by The Altman Group on the Client's behalf or disclosed by the Client to The Altman Group.

Indemnification

It is acknowledged that The Altman Group cannot undertake to verify facts supplied to it by the Company or factual matters included in material prepared by the Company and approved by the Company.  Accordingly, the Company agrees to indemnify and hold The Altman Group and all its employees harmless against any loss, damage, expense (including, without limitation, legal and other related fees and expenses), liability or claim arising out of The Altman Group’s fulfillment of the agreement (except for any loss, damage, expense, liability or claim resulting out of The Altman Group’s own gross negligence or willful misconduct).  At its election, the Company may assume the defense of any such action.  The Altman Group hereby agrees to advise the Company of any such liability or claim promptly after receipt of the notice thereof; provided however, that The Altman Group’s right to indemnification hereunder shall not be limited by its failure to promptly advise the Company of any such liability or claim, except to the extent that the Company is prejudiced by such failure.

Termination

The Altman Group's appointment under this Agreement shall be effective as of the date of this letter and will continue thereafter until the termination or completion of the assignment, or until such date as The Altman Group may complete the duties requested by the Client or its counsel.  The Client will be responsible for paying all reasonable, out-of-pocket expenses incurred on behalf of the Client by The Altman Group during the course of the assignment including reasonable out-of-pocket expenses processed after the completion of the assignment.  To the extent the Offer does not occur, The Altman Group will return to the client the Base Fee less any reasonable out-of-pocket expenses incurred by The Altman Group hereunder through the date of the termination hereof.

Governing Law

This Agreement will be governed and construed in accordance with the laws of the State of New York for contracts made and to be performed entirely in New York, and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto, except that The Altman Group may neither assign its rights nor delegate its duties without the Client's prior written consent.

If you are in agreement with the above, kindly sign a copy of this agreement in the space provided for that purpose below and return to The Altman Group along with the retainer of which an invoice is attached.

Sincerely,

THE ALTMAN GROUP, INC.

/s/ Joseph Caruso
Joseph Caruso
Executive Managing Director

Agreed to and accepted as of the date set forth below:

Centerline Holding Company

By;             Brenda Abuaf - Director_______________________
                                      Print Authorized Name & Title

   /s/ Brenda Abuaf____________________________
                                              Authorized Signature

  1/28/08____________________________________
                                                             Date

Winner of TOPS Award Highest-Rated Proxy Solicitation Firm
PROXY SOLICITATION	• BANKRUPTCY SERVICES	• SECURITY HOLDER IDENTIFICATION	• CORPORATE GOVERNANCE

  RETAINER INVOICE FOR INFORMATION AGENT SERVICES

Date:	1-24-08
Invoice Number:	08-A- 4598

TO:	Centerline Holding Company 625 Madison Avenue New York, NY 10022 Attn: Ms. Brenda Abuaf Executive Vice President

Retainer for Information Agent Services, an invoice for all out of pocket expenses will be sent after the expiration date.

Amount due prior to the mailing of the proxy material:	$8,000

Please make all checks payable to The Altman Group, Inc. and mail to:
                                The Altman Group
                                1200 Wall Street West, 3rd Floor
                                Lyndhurst, NJ  07071

If you choose to wire the money, our bank information is:

Citibank, N.A.
460 Park Avenue
New York, NY 10022
Account Name: The Altman Group
Account Number: 45114853        ABA Number: 021000089
For International use our SWIFT code is: CITIUS33

♦	The Altman Group, Inc. Tax ID # is 13-3813455

The Altman Group, Inc.	• 1200 Wall Street West, 3rd Fl., Lyndhurst, NJ 07071	• Tel: 201.806.7300	• Fax: 201.460.0050	• www.altmangroup.com